Exhibit 1.1

Execution Version

FOX CORPORATION

(a Delaware corporation)

$1,250,000,000 6.500% Senior Notes due 2033

UNDERWRITING AGREEMENT

October 5, 2023

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Citigroup Global Markets Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Goldman Sachs & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Fox Corporation, a Delaware corporation (the “Issuer”), confirms its agreement with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (collectively, the “Underwriters” and each, an “Underwriter”) with respect to the offer and sale by the Issuer and the purchase by the Underwriters of $1,250,000,000 aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2033 (the “Senior Notes”). The respective principal amounts of the Senior Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. The Senior Notes are to be issued pursuant to (x) the indenture (the “Base Indenture”), dated as of January 25, 2019, by and between the Issuer and The Bank of New York Mellon, as Trustee (the “Trustee”) and (y) an officer’s certificate to be delivered thereunder by the Issuer which will set forth certain specific terms applicable to the Notes (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”). The Senior Notes will be issued in book-entry form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)(i) hereof), among the Issuer, the Trustee and DTC.

In connection with the offer and sale of the Senior Notes, the Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-273947), which contains a prospectus to be used in connection with the public offering and sale of the securities registered thereby, including the Senior Notes. Such registration statement, including the financial statements, exhibits and schedules thereto, at the time it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the 1933 Act (the “Rule 430 Information”), is called the “Registration Statement.” The term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time it became effective, and any preliminary prospectus supplement relating to the Senior Notes filed with the Commission pursuant to Rule 424(b) under the 1933 Act. The term “Final Prospectus” means the prospectus included in the Registration Statement (and any amendments thereto) at the time it became effective, and the prospectus supplement relating to the Senior Notes in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with the confirmation and sales of the Senior Notes. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Final Prospectus as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, any Preliminary Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), and incorporated by reference in such Registration Statement, any Preliminary Prospectus or Final Prospectus, as the case may be in accordance with Section 3(c) below.

The term “Disclosure Package” shall mean (i) the Preliminary Prospectus and (ii) any “free writing prospectus” as defined in Rule 405 of the 1933 Act identified in Schedule C hereto, which shall include the term sheet prepared pursuant to Section 3(c) hereto (the “Pricing Term Sheet”), which were available to purchasers of Senior Notes at or prior to the time when sales of Senior Notes were first made (the “Applicable Time”).

Copies of the Preliminary Prospectus have been, and copies of the Disclosure Package and the Final Prospectus have been or will be, made available or delivered by the Issuer to the Underwriters pursuant to the terms of this underwriting agreement (this “Agreement”). The Issuer hereby confirms that it has authorized the use of the Preliminary Prospectus, the Disclosure Package and the Final Prospectus in connection with the offering and resale of the Senior Notes by the Underwriters in accordance with Section 6 hereof.

The Issuer acknowledges and agrees that the Underwriters are each acting solely in the capacity of an arm’s-length contractual counterparty to the Issuer with respect to the offering of the Senior Notes contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuer or any other person. Additionally, the Underwriters are not advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not have any responsibility or liability to the Issuer with respect thereto. Any review by the Underwriters of the Issuer and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, and shall not be on behalf of the Issuer or any other person.

SECTION 1. Representations and Warranties.

(a) The Issuer as to itself and its subsidiaries where applicable represents and warrants to the Underwriters as of the date hereof and as of the Closing Time, as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in any Preliminary Prospectus.

(ii) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Issuer or related to the offering has been initiated or threatened by the Commission; as of the effective date of the Registration Statement and any amendments thereto, the Registration Statement complied in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Issuer makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

(iii) The Disclosure Package, at the Applicable Time, did not, and the Final Prospectus, at the date of the Final Prospectus, and at the Closing Time, did not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by the Underwriters expressly for use in the Disclosure Package or the Final Prospectus. No statement of material fact included in the Final Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Final Prospectus has been omitted therefrom.

(iv) The Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the 1933 Act) (other than the Preliminary Prospectus, the Pricing Term Sheet, the Final Prospectus, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, any electronic road show and any other document listed on Schedule C) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes (each such communication by the Issuer, an “Issuer Free Writing Prospectus”) without the prior consent of the Underwriters; and any such Issuer Free Writing Prospectus the use of which has been previously consented to by the Underwriters is set forth substantially in form and substance as attached hereto on Schedule C. Each such Issuer Free Writing Prospectus (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby), except as consented to by the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Final Prospectus, and, when taken together with the Disclosure Package accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Applicable Time, and when taken together with the Final Prospectus at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in any Issuer Free Writing Prospectus.

(v) Ernst & Young LLP, who are reporting upon the financial statements for the Issuer and its Subsidiaries (as defined below), included in and/or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(vi) This Agreement has been duly authorized, executed and delivered by the Issuer.

(vii) The consolidated financial statements of the Issuer and its Subsidiaries included in and/or incorporated by reference in each of the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the consolidated financial position of the Issuer and its consolidated subsidiaries (the “Subsidiaries”) taken as a whole as at the dates indicated and the consolidated results of operations and consolidated cash flows of the Issuer and its Subsidiaries taken as a whole for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods covered thereby, except as indicated therein, and the other financial information included in and/or or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Issuer and its Subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) The documents incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Registration Statement and the Disclosure Package, at the Applicable Time and at the Closing Time, did not and will not, and the Final Prospectus at the date of the Final Prospectus and at the Closing Time, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix) Since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change, or, to the knowledge of the Issuer, any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Issuer and its Subsidiaries taken as a whole, or in the earnings, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business and (B) there have been no material transactions entered into by the Issuer or any of its Subsidiaries other than those in the ordinary course of business.

(x) The Issuer and each of its Subsidiaries are duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, have all power and authority necessary to own, lease and operate their property and to conduct their business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and are duly qualified to transact business and are in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations or business of the Issuer and its Subsidiaries, taken as a whole. The Issuer has the full corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Senior Notes and this Agreement. The Issuer does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Form 10-K, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K. Neither the Issuer nor any of its Subsidiaries is (i) in violation of its charter, by-laws or other applicable organizational documents, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not have a material adverse effect on the financial condition, results of operations or business of the Issuer and its Subsidiaries, taken as a whole. The execution and delivery of this Agreement, the Indenture and the Senior Notes and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer or any Subsidiary is a party or by which it may be bound or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter, by-laws or other applicable organizational documents of the Issuer or any Subsidiary, or, to the Issuer’s knowledge, any law, administrative regulation or administrative or court decree, and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Issuer of the transactions contemplated by this Agreement, the Indenture and the Senior Notes, except such as may be required under the 1933 Act, the 1939 Act, or the rules and regulations promulgated under the 1933 Act or state securities or Blue Sky laws.

(xi) The Issuer possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Issuer, except such certificates, authorities or permits which are not material to such conduct of its businesses, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Issuer and its Subsidiaries taken as a whole.

(xii) Except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, threatened against or affecting, the Issuer or its Subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, of the Issuer and its Subsidiaries taken as a whole, or in the earnings, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of the transactions contemplated by, and the performance of the obligations of the Issuer under, this Agreement, the Indenture and the Senior Notes.

(xiii) The Indenture has been duly authorized by the Issuer and is duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles.

(xiv) The Senior Notes have been duly authorized for offer and sale pursuant to this Agreement by the Issuer (or will have been so authorized prior to the issuance of the Senior Notes), and, when the Senior Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and pursuant to the provisions of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Senior Notes will be valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles, and will be entitled to the benefits of the Indenture; and the Senior Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(xv) The Issuer and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the businesses now operated by them, and neither the Issuer nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Issuer and its Subsidiaries taken as a whole.

(xvi) No labor disturbance by the employees of the Issuer or of any Subsidiary exists or, to the knowledge of the Issuer, is imminent which might be expected to have a material adverse effect upon the conduct of the business, operations or condition, financial or otherwise, of the Issuer and its Subsidiaries.

(xvii) Except as would not have a material adverse effect on the financial condition, results of operations or business of the Issuer and its Subsidiaries, taken as a whole, the Issuer’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Issuer and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Issuer and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Issuer and its Subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not have a material adverse effect on the financial condition, results of operations or business of the Issuer and its Subsidiaries, taken as a whole.

(xviii) The Issuer has an authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Capitalization”; and all the outstanding shares of capital stock or other equity interests of the Issuer and each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable.

(xix) The Issuer is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Senior Notes.

(b) Any certificate signed by any officer of the Issuer and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer as to the matters covered thereby, to the Underwriters.

SECTION 2. Sale and Delivery to the Underwriters, Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter, severally and not jointly with the other Underwriters, agrees to purchase from the Issuer, at the price set forth in Schedule B hereto, the aggregate principal amount of the Senior Notes set forth in Schedule A hereto.

(b) Payment.

(i) Payment of the purchase price for, and delivery of certificates for, the Senior Notes shall be made at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters and the Issuer, at 9:00 AM on the fifth business day after the date hereof, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriters and the Issuer (such time and date of payment and delivery being herein called the “Closing Time”).

(ii) Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to each Underwriter of certificates for the Senior Notes to be purchased by it. The certificates representing the Senior Notes shall be made available for examination and packaging by the Underwriters in The City of New York not later than 4:00 P.M. on the date prior to the date the Closing Time occurs.

(c) Certificates shall be in such denominations ($2,000 and integral multiples of $1,000 in excess thereof) and registered in such names as the Underwriters may request in writing at least one full day before the Closing Time.

SECTION 3. Covenants of the Issuer. The Issuer covenants with the Underwriters as follows:

(a) The Issuer will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act; will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet) to the extent required by Rule 433 under the 1933 Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Senior Notes; and will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Issuer will pay the registration fee for this offering within the time period required by Rule 456(b)(1)(i) under the 1933 Act (without giving effect to the proviso therein) and in any event prior to the Closing Time.

(b) That before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before making, distributing or filing any amendment or supplement or document that will be incorporated by reference to the Registration Statement, the Disclosure Package or the Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuer will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, any such proposed amendment or supplement, or such proposed document that will be incorporated by reference therein for review, and will not prepare, use, authorize, approve, refer to or file with the Commission any such Issuer Free Writing Prospectus or make, distribute, or file with the Commission any such proposed amendment or supplement, or proposed document that will be incorporated by reference therein, to which the Underwriters reasonably object.

(c) During the Prospectus Delivery Period (as defined below), the Issuer will advise the Underwriters promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Senior Notes shall have become effective, or any supplement to the Final Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Disclosure Package or the Final Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act. The Issuer will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) The Issuer will deliver, without charge, to the Underwriters as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriters may reasonably request. The Issuer will deliver to the Underwriters during the period when delivery of a Final Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the 1933 Act, as many copies of the Final Prospectus, including the documents incorporated by reference therein, in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Issuer will deliver, without charge, to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request.

(e) The Issuer will comply with the 1933 Act, the 1934 Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Senior Notes as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the 1933 Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law, the Issuer promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus or (ii) prepare and file with the Commission an appropriate filing under the 1934 Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with the law.

(f) If the Disclosure Package is being used to solicit offers to buy the Senior Notes at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Issuer promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the 1934 Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law.

(g) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(h) The Issuer will use the net proceeds of its sale of the Senior Notes as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

(j) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Senior Notes.

SECTION 4. Payment of Expenses.

(a) The Issuer will pay all expenses incident to (i) the performance of its obligations under this Agreement, including the preparation, printing and any filing of each of the Registration Statement, the Disclosure Package and the Final Prospectus (including financial statements and any exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Senior Notes to each Underwriter, (iii) the fees and disbursements of the Issuer’s counsel and accountants, (iv) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of each of the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, (v) the fees of rating agencies, (vi) the fees and expenses, if any, incurred in connection with the listing of the Senior Notes on any securities exchange, (vii) the fees, if any, of the Financial Industry Regulatory Authority and (viii) expenses associated with marketing and any “road show”; provided, however, that except as set forth below, the Issuer shall not be required to pay the fees and expenses of counsel to the Underwriters.

(b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(i), the Issuer shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer herein contained, to the accuracy of the statements of the Issuer’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Issuer of all of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have become effective under the 1933 Act, and no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) At the Closing Time, the Underwriters shall have received the opinion and negative assurance letter, each dated as of the Closing Time, of Kirkland & Ellis LLP, counsel to the Issuer, in form and substance reasonably satisfactory to the Underwriters.

(c) The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel to the Underwriters, an opinion and negative assurance letter, each dated as of the Closing Time, in form and substance reasonably satisfactory to the Underwriters.

(d) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of two officers of the Issuer, dated as of such Closing Time, to the effect that there has been no such material adverse change and that the representations and warranties contained in Section 1 are true and correct as of the Closing Time.

(e) The Underwriters shall have received from Ernst & Young LLP “comfort” letters with respect to the Issuer and its Subsidiaries, dated as of the Applicable Time and the Closing Time, respectively, in form and substance satisfactory to the Underwriters.

(f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the offer and sale of the Senior Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the offer and sale of the Senior Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

SECTION 6. Certain Agreements of the Underwriters.

Each Underwriter represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the 1933 Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the 1933 Act, (ii) any document listed on Schedule C or prepared pursuant to Section 1(iv) or Section 3(b) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule D hereto without the consent of the Issuer; and each Underwriter is not subject to any proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

SECTION 7. Indemnification.

(a) The Issuer agrees to indemnify and hold harmless the Underwriters, their respective affiliates, directors and officers and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Senior Notes as originally filed or in any amendment thereof, or arising out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Issuer; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission described in Section 7(a)(i) above, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission if such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters expressly for use in the Registration Statement, the Disclosure Package and the Final Prospectus for the registration of the Senior Notes as originally filed (or in any amendment thereto).

(b) Each Underwriter, severally and not jointly with the other Underwriters, agrees to indemnify and hold harmless the Issuer, its directors and officers, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Senior Notes as originally filed or in any amendment thereof, or arising out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or arising out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter expressly for use in the Registration Statement, the Disclosure Package and the Final Prospectus for the registration of the Senior Notes as originally filed (or in any amendment or supplement thereto).

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, (a) the Issuer, and (b) each Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Issuer and the Underwriter, as incurred, (i) in such proportions as will reflect the relative benefits from the offering of the Senior Notes received by the Issuer on the one hand and by the Underwriters on the other hand, provided that if the Senior Notes are offered by the Underwriters at an initial offering price to investors set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, the relative benefits shall be deemed to be such that the Underwriter shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the Underwriters’ discount appearing in such Registration Statement, the Disclosure Package and the Final Prospectus bears to the initial offering price to investors and the Issuer shall be responsible for the balance or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the Underwriter on the other band in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, an Underwriter shall not (except if the Underwriter is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act) be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes placed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Issuer submitted pursuant hereto, shall remain operative and in full force and effect regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Issuer, and shall survive delivery of any Senior Notes to the Underwriters.

SECTION 10. Termination. The Underwriters may terminate this Agreement immediately upon notice to the Issuer, at any time at or prior to the Closing Time, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in financial markets in the United States or internationally or any calamity or crisis that, in your reasonable judgment, is material and adverse, or (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE-Amex, or the NASDAQ Stock Market, or (iv) trading of any securities of the Issuer shall have been suspended on any principal exchange or in any over-the-counter market, or (v) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, and in the case of any of the events specified in clauses (ii) through (v), such event singly or together with any other such event makes it, in the Underwriters’

reasonable judgment, impracticable or inadvisable to market the Senior Notes on the terms and in the manner contemplated by this Agreement, the Registration Statement the Disclosure Package and the Final Prospectus. In the event of any such termination, (x) the covenants set forth in Section 3 hereof with respect to any offering of the Senior Notes purchased from the Issuer pursuant to this Agreement and (y) the provisions of Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, the contribution provisions set forth in Section 8 hereof, and the provisions of Sections 9 and 11 hereof shall remain in effect.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by certified or registered mail, hand delivered or sent by recognized courier service or transmitted by any standard form of telecommunication, in such case with confirmation of receipt. Notices to the Underwriters shall be directed to the Underwriters, with copies to the Underwriters directed as indicated on Schedule E hereto. Notices to the Issuer shall be directed to Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036, Attention: Legal Department, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Sophia Hudson, P.C.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes from an Underwriter shall be deemed to be a successor by reason merely of such purchase. The Issuer acknowledges and agrees that (i) the purchase and sale of the Senior Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and each Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Agreement, and (iv) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that an Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

SECTION 13. Governing Law, Waiver of Trial by Jury. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed within New York. Each of the Issuer and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. Defaulting Underwriter.

(a) If, on the Closing Time, any Underwriter defaults on its obligation to purchase the Senior Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Senior Notes by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-

defaulting Underwriters do not arrange for the purchase of such Senior Notes, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Senior Notes on such terms. If other persons become obligated or agree to purchase the Senior Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Time for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Disclosure Package and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 14, purchases the Senior Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Senior Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Senior Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Senior Notes, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Senior Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Senior Notes that such Underwriter agreed to purchase hereunder) of the Senior Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Senior Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Senior Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Senior Notes, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 14 shall be without liability on the part of the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 7 and Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

SECTION 15. [Reserved].

SECTION 16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

*  *  *

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and each Underwriter, or any of them, with respect to the subject matter hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Issuer in accordance with its terms.

Very truly yours,

FOX CORPORATION, as the Issuer

By:	/s/ Steven Tomsic
Name: Steven Tomsic
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jonathan Krissel
Name: Jonathan Krissel
Title: Managing Director

By:	/s/ Jeanmarie Genirs
Name: Jeanmarie Genirs
Title: Managing Director

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Nicholas Tatlow
Name: Nicholas Tatlow
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Senior Notes:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$250,000,000
Citigroup Global Markets Inc.	$250,000,000
Deutsche Bank Securities Inc.	$250,000,000
Goldman Sachs & Co. LLC	$250,000,000
Morgan Stanley & Co. LLC	$250,000,000

Total	$1,250,000,000

[Schedule A]

SCHEDULE B

The purchase price to be paid by the Underwriters for the Senior Notes shall be 98.754% of the principal amount thereof.

[Schedule B]

SCHEDULE C

Pricing Term Sheet dated October 5, 2023, attached as Schedule D.

[Schedule C]

SCHEDULE D

PRICING TERM SHEET

[See attached].

[Schedule D]

SCHEDULE E

NOTICES

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk

Phone: 212-834-4533

Fax: 212-834-6081

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Fax: 646-291-1469

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Attention: Debt Capital Markets, with a copy to General Counsel

Email: dbcapmarkets.gcnotices@list.db.com

Phone: 1-800-503-4611

Fax: 646-374-1071

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: Registration Department

Phone: 1-866-471-2526

Fax: 212-902-9316

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: 212-761-6691

Fax: 212-507-8999

All fax transmissions must be confirmed in writing.

[Schedule E]